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                                                                    Exhibit 10.4


NORTEL NETWORKS LIMITED
8200 Dixie Road, Suite 100
Brampton, Ontario  L6T 5P6
Canada


February 28, 2002


PERSONAL AND CONFIDENTIAL

Nicholas J. DeRoma, Esq.
One Chedington Place, Suite 8D
North York, Ontario
M4N 3R4

Dear Nick:

Reference is made to your employment agreement with Nortel Networks Limited (formerly Northern Telecom Limited, the "Company") dated April 27, 1997 (the "Employment Agreement").

This will confirm that the Company has extended the terms of Section 3 of the Employment Agreement so that the Company will continue to "gross-up" your base salary and annual incentive award such that your after-tax compensation will be the same as if you were a resident of the State of Connecticut to an annual maximum of nine percent of your base salary and annual incentive award (the "Gross-up"). The Gross-up will be effective from June 1, 2000 until March 1, 2002.

The Company will review the payment of the "Gross-up" on an annual basis and will determine whether the "Gross-up" shall continue for the next calendar year.

Yours truly,

"WILLIAM J. DONOVAN"

William J. Donovan
Senior Vice-President, Human Resources


I Acknowledge and Agree to the terms and conditions as outlined in this document.



                                             "NICHOLAS J. DEROMA"
                                           -------------------------------------
                                              Nicholas J. Deroma